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                               EXHIBIT INDEX


EXHIBIT NO.         TITLE OF DOCUMENT

    23.      1a.   Consents of Kenny S&P Evaluation
                    Services, a division of J.J. Kenny
                    Co., Inc.

             1b.   Consent of Deloitte & Touche LLP

             1d.   Consent of Standard & Poor's Ratings
                    Group, a division of The McGraw-Hill
                    Companies

    27.       1.   Financial Data Schedule of
                   Dean Witter Select Municipal Trust,
                   Insured California Series 54

              2.   Financial Data Schedule of
                   Dean Witter Select Municipal Trust,
                   Long Term Portfolio Series 117